UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2010 (January 21, 2010)

JER Investors Trust Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32564	75-3152779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1650 Tysons Boulevard, Suite 1600, McLean, VA	22102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 714-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 21, 2010, JERIT Finance Co JPM, LLC (“JERIT Finance”), a wholly owned subsidiary of JER Investors Trust Inc. (the “Company”), amended its Master Repurchase Agreement with J.P. Morgan Securities Inc. (“J.P. Morgan”), dated as of September 12, 2008, as amended on December 17, 2008 and December 21, 2009 (the “Repurchase Agreement”) to extend the term of the Repurchase Agreement through February 22, 2010 (the prior maturity date was January 22, 2010). JERIT Finance’s borrowings under the Repurchase Agreement were $6.3 million as of January 25, 2010.

The Company believes that it is unlikely the Repurchase Agreement will be extended or renewed by J.P. Morgan upon its amended maturity date. Upon maturity of the Repurchase Agreement, the collateral that serves as security for the Repurchase Agreement may be liquidated or seized by J.P. Morgan in order to satisfy outstanding borrowings under the Repurchase Agreement. To the extent that the proceeds of the liquidation or credit for the seizure of such collateral are insufficient to satisfy outstanding borrowings, and JERIT Finance is not able to finance or refinance such deficiency, J.P. Morgan could make a further claim against the Company for the difference as the Repurchase Agreement is fully recourse to the Company.

The Repurchase Agreement was filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on December 23, 2008. The Second Amendment to Repurchase Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 22, 2009. The Third Amendment is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Third Amendment, dated January 21, 2010, to Master Repurchase Agreement, dated September 12, 2008, between JERIT Finance Co JPM, LLC and J.P. Morgan Securities Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JER Investors Trust Inc.
(Registrant)

Date: January 25, 2010	By:	/s/ J. MICHAEL MCGILLIS
	Name:	J. Michael McGillis
	Title:	Chief Financial Officer